Exhibit 11.  Statement re: computation of per share earnings

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                                                                  Three Months Ending September 30,

                                                               1997                               1996
                                                    -----------------------------     ----------------------------
                                                                        Fully                            Fully
                                                        Primary        diluted            Primary        diluted



Net income (loss)                                  $  (2,151,213)  $  (2,151,213)        $  252,826      $  252,826
                                                   ==============  ==============         =========       =========


Weighted average of shares
  outstanding                                           7,472,371       7,472,371         7,442,264       7,442,264


Incremental shares from the assumed
  exercise of dilutive stock options                            -               -           404,157         389,759

Common shares assumed to have been
  repurchased, treasury stock method                            -               -         (364,630)       (321,733)
                                                    -------------- ---------------    -------------  --------------

Weighted average common and
  common equivalent shares
  outstanding                                           7,472,371       7,472,371         7,481,791       7,510,290
                                                    =============  ==============     =============  ==============

Net income (loss) per share                     $           (.29)  $         (.29)        $     .03      $      .03
                                                ===================================================================
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                                                                  Nine Months Ending September 30,

                                                               1997                               1996
                                                    -----------------------------     ----------------
                                                                        Fully                            Fully
                                                        Primary        diluted            Primary        diluted



Net income (loss)                                  $  (7,419,599)  $  (7,419,599)       $ 2,722,941     $ 2,722,941
                                                   ==============  ==============       ===========     ===========


Weighted average of shares
  outstanding                                           7,467,540       7,467,540         6,941,510       6,941,510


Incremental shares from the assumed
  exercise of dilutive stock options                            -               -           398,091         398,091

Common shares assumed to have been
  repurchased, treasury stock method                            -               -          (243,938)       (243,938)
                                                    -------------- ---------------    -------------  --------------

Weighted average common and
  common equivalent shares
  outstanding                                           7,467,540       7,467,540         7,095,663       7,095,663
                                                    =============  ==============     =============  ==============

Net income (loss) per share                        $         (.99) $        (.99)       $       .38     $       .38
                                                   ================================================================

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